Exhibit 99.1
NEWS RELEASE – UNDER EMBARGO UNTIL NOVEMBER 20 at 8:30 AM ET

GlobalFoundries and Navitas Semiconductor Partner to Accelerate U.S. GaN Technology and
Manufacturing for AI Datacenters and Critical Power Applications

New technology and foundry partnership expands U.S. capacity for advanced GaN technology, design and at-scale manufacturing to support a wide range of power management applications

MALTA, N.Y. and TORRANCE, C.A., November 20, 2025 – GlobalFoundries (Nasdaq: GFS) (GF) and Navitas Semiconductor (Nasdaq: NVTS) today announced a long-term strategic partnership to strengthen and accelerate U.S.-based gallium nitride (GaN) technology, design and manufacturing. Together, the companies will collaborate, develop and deliver advanced solutions for critical applications in high power markets that demand the highest efficiency and power density, including AI datacenters, performance computing, energy and grid infrastructure and industrial electrification.
Navitas Semiconductor, a pioneer in GaN and high-voltage SiC technologies, has achieved successful GaN deployment in high-volume markets such as mobile fast chargers, consumer, performance computing, electric vehicles, energy storage and industrial devices and is working to accelerate GaN adoption in high power markets. GF brings decades of experience as a trusted global foundry partner, ensuring reliable, high-quality production at scale. Through this long-term partnership, GF and Navitas Semiconductor will manufacture next-generation GaN technology at GF’s Burlington, Vermont facility, leveraging the site’s expertise in high-voltage GaN-on-Silicon technology and Navitas Semiconductor’s long established GaN technology and device expertise. Development is set for early 2026 with production expected to begin later in the year.
By combining GF’s world-class manufacturing capabilities and Navitas’ leadership in GaN innovation, this strategic partnership will provide customers with the most advanced, secure and scalable GaN solutions. Together, the companies will enable customers to achieve a U.S. pathway for GaN, supporting national security and competitiveness while driving decarbonization across next-generation energy and compute platforms.
“GaN is transforming how the world moves power. And this partnership represents a significant step forward for U.S. semiconductor leadership and the deployment of GaN technology to address essential applications,” said Tim Breen, CEO of GlobalFoundries. “By joining forces with Navitas, we are enabling a secure and sustainable supply chain for GaN technologies that power the future of AI, energy and industrial innovation.”
“GaN adoption is accelerating in high power semiconductor markets such as AI datacenters, performance computing, energy and grid infrastructures and industrial electrification, and our collaboration and partnership with GF ensures that Navitas can deliver the performance, efficiency and scale our customers demand and to manufacture those solutions in critical and national security applications in the United States,” said Chris Allexandre, President and CEO of Navitas. “Together, we are building a foundation for next-generation applications that are critical to national competitiveness and energy sustainability. Our partnership with GF is another milestone and step forward for Navitas 2.0”.

About GF
GlobalFoundries (GF) is a leading manufacturer of essential semiconductors the world relies on to live, work and connect. We innovate and partner with customers to deliver more power-
efficient, high-performance products for automotive, smart mobile devices, internet of things, communications infrastructure and other high-growth markets. With our global manufacturing footprint spanning the U.S., Europe, and Asia, GF is a trusted and reliable source for customers around the world. Every day, our talented global team delivers results with an unyielding focus on security, longevity, and sustainability. For more information, visit www.gf.com.

About Navitas
Navitas Semiconductor is a next-generation power semiconductor leader in gallium nitride (GaN) and IC integrated devices, and high-voltage silicon carbide (SiC) technology, driving innovation across AI data centers, performance computing, energy and grid infrastructure, and industrial electirication. With more than 30 years of combined expertise in wide bandgap technologies, GaNFast™ power ICs integrate GaN power, drive, control, sensing, and protection, delivering faster power delivery, higher system density, and greater efficiency. GeneSiC™ high-voltage SiC devices leverage patented trench-assisted planar technology to provide industry-leading voltage capability, efficiency, and reliability for medium voltage grid infrastructure applications. Navitas has over 300 patents issued or pending and is the world’s first semiconductor company to be CarbonNeutral®-certified.

Forward-looking information
This news release may contain forward-looking statements, which involve risks and uncertainties. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Neither GF nor Navitas Semiconductor undertakes any obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.

Media contacts: GF
Stephanie Gonzalez
stephanie.gonzalez@gf.com

Navitas Semiconductor
Vipin Bothra
vipin.bothra@navitassemi.com